                                                                      Ex-(d)(iv)


November 12, 2007

Randall W. Merk
President and Chief Executive Officer
Schwab Investments
101 Montgomery Street
San Francisco, CA 94104

Re: Schwab Investments

Dear Mr. Merk:

This letter will confirm our agreement to limit net operating expenses of the following funds, as noted in the table below and described in the funds' registration statements filed with the Securities and Exchange Commission.


                                  NET OPERATING      GUARANTEED
FUND                              EXPENSE LIMIT       THROUGH
SCHWAB YIELDPLUS FUND INVESTOR     58 bps                  n/a
SHARES

SCHWAB YIELDPLUS FUND              43 bps                  n/a
SELECT SHARES

SCHWAB SHORT-TERM BOND             55 bps             11/14/09
MARKET FUND

SCHWAB TOTAL BOND                  53 bps                  n/a
MARKET FUND

SCHWAB GNMA FUND                   74 bps             11/14/09
INVESTOR SHARES

SCHWAB GNMA                        55 bps             11/14/09
SELECT SHARES

SCHWAB INFLATION PROTECTED FUND    65 bps             11/14/09
INVESTOR SHARES

SCHWAB INFLATION PROTECTED FUND    50 bps             11/14/09
SELECT SHARES

                                                                      Ex-(d)(iv)


With respect to the following Schwab Funds, Schwab and the investment adviser have agreed to limit the fund's "net operating expenses" (excluding interest, taxes, and certain non-routine expenses) to 0.49% for so long as the investment adviser serves as the adviser to the fund. This agreement may only be amended or terminated with the approval of the fund's Board of Trustees.

        Schwab Tax-Free YieldPlus Fund
        Schwab Tax-Free Bond Fund
        Schwab California Tax-Free YieldPlus Fund
        Schwab California Tax-Free Bond Fund

Sincerely,

/s/ George Pereira                 /s/ Carolyn Stewart
-------------------------          ---------------------------------------
George Pereira                     Carolyn Stewart
Senior Vice President and          Vice President
Chief Financial Officer            Product Strategy and Product Management
Charles Schwab Investment          Charles Schwab & Co., Inc.
Management, Inc.

cc:  Clinton, Michael
     Felton, Koji
     Gao, Zuogang
     Giblin, James
     Hafner, Jennifer
     Hand, Gregory
     Maddock, Keith
     Passaglia, Donna
     Pereira, George
     Pierce, Jim
     Stewart, Carolyn
     Schantz, Steven